                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or 240.14a-12

                      PACIFIC AMERICAN INCOME SHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                      PACIFIC AMERICAN INCOME SHARES, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 17, 1998
                            ------------------------
To the Stockholders of

PACIFIC AMERICAN INCOME SHARES, INC.

     The Annual Meeting of Stockholders of Pacific American Income Shares, Inc. (the "Company") will be held in the Board Room of Western Asset Management Company, 117 E. Colorado Boulevard, Pasadena, California, on Friday, April 17, 1998 at 9:00 a.m., California time, for the following purposes:

          (1) Electing a Board of Directors;

          (2) Considering and voting upon the approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock;

          (3) Considering and voting upon the approval of a new investment Sub-Advisory agreement (the "Sub-Advisory Agreement") between Western Asset Management Company (the "Investment Adviser") and Western Asset Global Management Limited ("WAGM" or the "Sub-Adviser");

          (4) Ratifying or rejecting the selection of Price Waterhouse LLP as independent accountants for the Company for the fiscal year ending December 31, 1998; and

          (5) Transacting such other business as may properly come before the Annual Meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on February 24, 1998, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.

                                          By Order of the Board of Directors

                                          Donna E. Barnes, Secretary
Pasadena, California
March 2, 1998

     STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO DATE, FILL IN, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                      PACIFIC AMERICAN INCOME SHARES, INC.

                            ------------------------

                                PROXY STATEMENT

     The accompanying Proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on April 17, 1998, at 9:00 a.m., California time, and at any adjournment or postponement thereof. Unless otherwise specified, Proxies will be voted for the election as directors of the nominees of the Board of Directors, for approval of the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, for approval of the Sub-Advisory Agreement, and for ratification of the selection of the Company's independent accountants. The Company's principal office address is 117 E. Colorado Boulevard, Pasadena, California 91105. This Proxy Statement and the form of proxy were first mailed to stockholders on or about March 2, 1998.

     The close of business on February 24, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of February 24, 1998, there were 9,319,423 shares of the Company's Common Stock outstanding and entitled to one vote per share with respect to each matter to be voted on at the Annual Meeting. The outstanding shares of Common Stock constitute the only outstanding voting securities of the Company entitled to be voted at the Annual Meeting. As of February 19, 1998 no person owned of record, or to the Company's knowledge, beneficially more than 5% of the Company's Common Stock, except that Cede & Co., securities depository, owned of record 74% of the Company's Common Stock. A majority of the Company's outstanding shares as of February 24, 1998, must be represented in person or by proxy to constitute a quorum for the Annual Meeting.

     Each stockholder has the right to revoke his or her proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company a written revocation or a properly executed proxy bearing a later date. Any stockholder may attend the Annual Meeting, whether or not he or she has previously given a proxy.

     The solicitation of Proxies for the Annual Meeting will be made primarily by mail. However, if necessary to ensure satisfactory representation at the Annual Meeting, additional solicitation may take place by telephone, telegraph or personal interview by officers and employees of the Company, who will not receive additional compensation for such services. As the date of the meeting approaches, if we have not received your proxies, you may receive a telephone call from our proxy solicitor, Corporate Investor Communication, Inc. ("CIC"), which has been retained to assist stockholders in the voting process. The Company will reimburse brokers and other nominees, in accordance with New York Stock Exchange approved reimbursement rates, for their expenses in forwarding solicitation material to the beneficial owners of stock of the Company. All expenses incurred in connection with the solicitation of proxies, including the services of CIC, will be borne by the Company.

     A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. In all matters other than the election of directors and approval of the Sub-Advisory Agreement, the affirmative vote of the majority of shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter will be the act of the stockholders. Directors will be elected by a plurality of the votes of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote on the election of directors. Approval of the Sub-Advisory Agreement requires the affirmative vote of a majority of the outstanding shares of the Company. As defined in the Investment Company Act of 1940, as amended, (the "1940 Act"), the "vote of a majority of the outstanding shares" means the vote of (i) 67% or more of the Company's outstanding shares present at a Meeting, if the holders of more than 50% of the outstanding shares of the Company are present or represented by proxy, or (ii) more than 50% of the Company's outstanding shares, whichever is less. Discretionary authority is provided in the Proxy as to any matters not specifically referred to therein. The Board of Directors is not aware of any other matters which are likely to be brought before the Annual Meeting. However, if any such matters properly come before the Annual Meeting, it is understood that the Proxy holders are fully authorized to vote thereon in accordance with their judgment and discretion.

     Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. As to certain matters other than the election of directors, New York Stock Exchange rules generally require that, when shares are registered in street or nominee name, its member brokers receive specific instructions from the beneficial owners in order to vote on such a proposal. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                    PROXIES

     W. Curtis Livingston III, Donna E. Barnes and Scott F. Grannis, the persons named as proxies on the Proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Messrs. Livingston and Grannis and Ms. Barnes are each officers of the Company. Each executed and returned Proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such Proxy will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement. Unless instructions to the contrary are given, the shares represented by a Proxy at the Annual Meeting will be voted for the Board of Directors' nominees.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Eight directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to serve until the next Annual Meeting or until their successors have been duly elected and qualified. The names and ages of the nominees, their principal occupations during the past five years and certain of their other affiliations and their ownership of the Company's Common Stock, are given below. Seven of the nominees are presently directors of the Company. One nominee, Mr. Ronald J. Arnault, was chosen by the Board in September, 1997 to fill an upcoming vacancy resulting from the April, 1998 retirement of Board Member, Mr. Barker. And one other nominee, Ms. Anita L. DeFrantz, was nominated by the Board in February, 1998 to fill a vacancy resulting from an increase in the authorized membership of the Board. The period of service of each as a director is as follows: Mr. McGagh since his election at the Annual Meeting of stockholders in 1984; Mr. Bryson since his appointment by the Board of Directors on February 12, 1987 to fill a vacancy resulting from the resignation of a director effective that date; Dr. Gilman and Mr. Olson since their appointment by the Board on November 11, 1987 to fill two vacancies resulting from the increase on that date in the authorized membership of the Board; Mr. Simpson since his appointment by the Board of Directors on November 10, 1994 to fill a vacancy resulting from an increase in the authorized membership of the Board; and Mr. Siart since his election at the Annual Meeting of Stockholders in April, 1997. No director of the Company serves as an officer of the Company. Each of the nominees has agreed to serve if elected at the Annual Meeting. Messrs. Gilman, McGagh, Olson (since August, 1990), Mr. Simpson (since November, 1994), Mr. Siart (since April, 1997) and Mr. Arnault (since September, 1997) are members of the Board of Directors of Western Asset Trust, Inc. ("Western Asset Trust"), an open-end management investment company registered with the Securities and Exchange Commission and which has the same Investment Adviser (as hereinafter defined) as the Company. It is the intention of the persons designated as proxies in the Proxy, unless otherwise directed therein, to vote at the Annual Meeting for the election of the nominees named below as the entire Board of Directors. If any nominee is unable or unavailable to serve, the persons named in the Proxies will vote the Proxies for such other person as the Board of Directors may recommend.

                                                                                      SHARES OF
                                                                                     COMMON STOCK
                                                                                     BENEFICIALLY
                                                                                       OWNED ON
                                                 PRINCIPAL OCCUPATION                FEBRUARY 24,
             NAME               AGE             AND OTHER AFFILIATIONS                   1998
------------------------------  ---     ---------------------------------------    ----------------
Ronald J. Arnault(5)            54      President of RJA Consultants and a               1,000
                                        member of the board of Governors of the
                                        Music Center of Los Angeles and the
                                        Center Theatre Group. Retired
                                        (December, 1996) Executive Vice
                                        President, Chief Financial Officer and
                                        member of the Board of Directors of
                                        ARCO.
John E. Bryson(1)(3)(5)         54      Chairman and Chief Executive Officer of          1,000
                                        Edison International and its principal
                                        subsidiary, Southern California Edison
                                        Company, since October 1990. Also a
                                        director of The Boeing Company, The
                                        Times Mirror Company, H.F. Ahmanson &
                                        Co., and the W.M. Keck Foundation, and
                                        a trustee of Stanford University.
Anita L. DeFrantz               45      President of the Amateur Athletic                    0
                                        Foundation of Los Angeles, since 1985;
                                        President of Kids in Sports, since
                                        1994; Vice President of the Inter-
                                        national Olympic Committee, since 1997.
                                        Also, a board member of the Amateur
                                        Athletic Foundation of Los Angeles,
                                        since 1985, International Olympic
                                        Committee, since 1996, and the United
                                        States Olympic Committee Executive
                                        Board, since 1977.
Dr. Richard C. Gilman(2)(5)     74      President (1965-1988), President                 1,033
                                        Emeritus (since 1988) of Occidental
                                        College.
William G. McGagh(5)            68      Former Senior Vice President and Chief             900
                                        Financial Officer (1980-1988) of
                                        Northrop Grumman Corporation.
Ronald L. Olson(1)(3)(4)(5)     56      Partner, law firm of Munger, Tolles &            1,000
                                        Olson, Attorneys, Los Angeles (since
                                        1968). Also a director of Edison
                                        International, Rand Corporation and
                                        Berkshire Hathaway, Inc.

                                                                                      SHARES OF
                                                                                     COMMON STOCK
                                                                                     BENEFICIALLY
                                                                                       OWNED ON
                                                 PRINCIPAL OCCUPATION                FEBRUARY 24,
             NAME               AGE             AND OTHER AFFILIATIONS                   1998
------------------------------  ---     ---------------------------------------    ----------------
William E. B. Siart(3)(5)       51      Former Chairman and Chief Executive              1,000
                                        Officer of First Interstate Bancorp.
                                        Member of the Board of Trustees of the
                                        University of Southern California.
Louis A. Simpson(2)(3)(5)       61      President and CEO Capital Operations            10,000
                                        (since May 1993), Vice Chairman
                                        (1985-1993), Senior Vice President and
                                        Chief Investment Officer (1979-1985) of
                                        Government Employees Insurance Company
                                        (GEICO Corporation). Former President
                                        and CEO of Western Asset Management
                                        Company. Also a director of Potomac
                                        Electric Power Company, Potomac Capital
                                        Investment Corporation, Cohr Inc. and
                                        U.S. Media, Inc.

---------------

(1) Member of the Executive Committee of the Board of Directors.

(2) Member of the Audit Committee of the Board of Directors.

(3) Member of the Nominating Committee of the Board of Directors.

(4) Because Mr. Olson's law firm provides legal services to the Investment Adviser, Mr. Olson may be an "interested person", as defined in the Investment Company Act of 1940, as amended, of the Company and the Investment Adviser ("Interested Person").

(5) No nominee owns 1% or more of the outstanding shares of Common Stock.

     As of February 24, 1998, all directors and officers of the Company as a group beneficially owned 27,699 shares of the Company's Common Stock, which is less than 1% of the outstanding shares calculated on the basis of the amount of outstanding shares of Common Stock (9,319,423) on such date.

     The Company's Board of Directors has established an Audit Committee, an Executive Committee and a Nominating Committee. The Audit Committee meets with the Company's independent accountants to review the financial statements of the Company, the adequacy of internal controls and the accounting procedures and policies of the Company, and reports on such matters to the Board of Directors. The Executive Committee meets to determine and declare dividends on the Common Stock and determines the net asset value of the Company. The Nominating Committee meets to select nominees for election as directors of the Company by the stockholders at the Annual Meeting. It is not the policy of the Nominating Committee to consider nominees recommended by stockholders. The Board of Directors does not have a compensation committee. During 1997, the Board of Directors held four meetings, the Audit Committee held one meeting, the Executive Committee held one meeting and the Nominating Committee held one meeting.

     The following table sets forth compensation received by the Company's directors for their services as directors during 1997:

                                                                                           TOTAL COMPENSATION
                                                  PENSION OR                                FROM THE COMPANY
                              AGGREGATE           RETIREMENT                                  AND ITS FUND
                             COMPENSATION      BENEFITS ACCRUED          ESTIMATED              COMPLEX
                               FROM THE           AS PART OF          ANNUAL BENEFITS           PAID TO
      NAME OF PERSON           COMPANY        COMPANY'S EXPENSES      UPON RETIREMENT         DIRECTORS(1)
---------------------------  ------------     ------------------     -----------------     ------------------
Ronald J. Arnault..........    $  2,000               --                     --                 $  5,000
Norman Barker, Jr.(2)......    $ 10,400               --                     --                 $ 21,400
John E. Bryson.............    $  8,100               --                     --                 $  8,100
Anita L. DeFrantz..........          --               --                     --                       --
Dr. Richard C. Gilman......    $  8,000               --                     --                 $ 19,500
Gordon L. Hough(3).........    $  2,300               --                     --                 $  4,800
William G. McGagh..........    $  8,300               --                     --                 $ 21,300
Ronald L. Olson............    $  8,000               --                     --                 $ 19,500
William E. B. Siart........    $  5,500               --                     --                 $ 12,000
Louis A. Simpson...........    $  8,000               --                     --                 $ 19,500

---------------

(1) Includes amounts received from both the Company and from Western Asset Trust, which has the same investment adviser as the Company.

(2) Mr. Barker shall retire from, and not stand for re-election for, the Board of Directors effective April 17, 1998.

(3) Mr. Hough retired from the Board of Directors on April 8, 1997.

     During 1997, the Company paid no remuneration to its officers, all of whom were also officers or employees of Western Asset Management Company, the Company's Investment Adviser.

     The Company may not invest in securities of Legg Mason, Inc., the parent of the Company's Investment Adviser, or in any securities of its subsidiaries, but may invest in securities of other corporations of which directors of the Company are directors or officers. No nominee for director has purchased or sold more than 1% of the outstanding class of any securities issued by Legg Mason, Inc. or the Company's Investment Adviser or any of their subsidiaries during the last fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during 1997, all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with except that Mr. Livingston reported a transaction for the month of April, 1997, relating to an acquisition of 2,000 shares of the Company's Common Stock on Form 5, rather than on Form 4 for April, 1997.

                     INFORMATION CONCERNING THE INVESTMENT
                       ADVISER AND THE COMPANY'S OFFICERS

     Western Asset Management Company, the Company's investment adviser and administrator ("Investment Adviser"), is a subsidiary of Legg Mason, Inc. Legg Mason, Inc. is a holding company which, through its subsidiaries, is engaged in securities brokerage, investment advisory, corporate and public finance, and mortgage banking services to individuals, institutions, corporations and municipalities, and the provision of other financial services. The address of Legg Mason, Inc. is 110 Light Street, Baltimore, Maryland 21202.

     The executive officers of the Company and their relationship to the Investment Adviser are as follows: W. Curtis Livingston III (age: 54), Chairman and Chief Executive Officer and Director of the Investment Adviser and President of the Company; Kent S. Engel (age: 50), Director of the Investment Adviser and Vice President and Portfolio Manager of the Company; Scott F. Grannis (age: 48), Director of the Investment Adviser and Vice President of the Company; Ilene S. Harker (age: 43), Director of the Investment Adviser and Vice President of the Company; S. Kenneth Leech (age: 43), Director of the Investment Adviser and Vice President of the Company. All of the executive officers of the Company, with the exception of Ms. Harker and Mr. Leech, have held the foregoing positions for more than the past five years. Ms. Harker has held the position of Director of the Investment Adviser since 1986 and held the position of Secretary of the Company from November 1993 to April 1996. Mr. Leech has held the position of Director of the Investment Adviser since 1990 and was appointed to the position of Vice President of the Company in February 1998. No director of the Company is an employee, officer, director, general partner or shareholder of the Investment Adviser or Legg Mason, Inc. or has, or had during the last five years, any material direct or indirect interest in the Investment Adviser or Legg Mason, Inc.

                                   PROPOSAL 2

      AMENDMENT TO ARTICLE 4 OF THE COMPANY'S CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has unanimously approved and recommends for stockholder approval a proposed amendment to Article 4 of the Company's Certificate of Incorporation providing for an increase in the number of authorized shares of Common Stock from 10,000,000 shares to 20,000,000 shares (the "Charter Amendment").

     The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, $.01 par value. On February 24, 1997, 9,319,423 shares of Common Stock were issued and outstanding. If the Charter Amendment is approved, the Company would have approximately 10,680,000 authorized and unissued shares of Common Stock that it could issue from time to time in the future to raise capital.

     The Common Stock is traded on the New York Stock Exchange. The Board of Directors deems it advisable to amend the Certificate of Incorporation in order to increase the number of authorized shares of Common Stock. The proposed Charter Amendment would provide the Company with flexibility in the future by insuring that the Company would have an adequate number of authorized and unissued shares available for corporate purposes, such as future public and private equity offerings. The Board of Directors has adopted a resolution approving the amendment of the Certificate of Incorporation to affect such an increase, subject to stockholder approval.

     The additional shares of Common Stock may generally be used for any proper corporate purpose approved by the Board of Directors and upon such terms and for such consideration as they determine without further action by the stockholders, unless stockholder approval is required by applicable law or by the rules of the New York Stock Exchange or such other exchange upon which the Company's stock is then listed. The Company has no present agreements or commitments to issue any additional shares of Common Stock.

     The issuance of additional shares of Common Stock may have a dilutive effect on the equity and voting rights of the Company's stockholders.

     Article 4 of the Certificate of Incorporation would be amended to read as follows:

          "The total number of shares of stock which the corporation is authorized to issue is twenty million (20,000,000) shares at the par value of one cent (.01)."

                                   PROPOSAL 3

      APPROVAL OF A SUB-ADVISORY AGREEMENT BETWEEN THE INVESTMENT ADVISER
              AND WESTERN ASSET GLOBAL MANAGEMENT LIMITED ("WAGM")

     The Board of Directors of the Company recommends and is submitting for approval by the stockholders of the Company a Sub-Advisory agreement between the Investment Adviser and WAGM (the "Sub-Advisory Agreement"). The form of the Sub-Advisory Agreement is attached to this Proxy Statement as Appendix A and the description of the Sub-Advisory Agreement set forth in this Proxy Statement is qualified in its entirety by reference to Appendix A. The Sub-Advisory Agreement would take effect upon stockholder approval of such agreement.

DESCRIPTION OF THE SUB-ADVISORY AGREEMENT

     Under the terms of the Sub-Advisory Agreement and subject to the supervision of the Company's Board of Directors, WAGM would regularly provide the Company with investment research, advice, management and supervision and would furnish a continuous investment program for the Company's portfolio of non-dollar securities consistent with the Company's investment objectives and policies. WAGM would determine from time to time what non-dollar securities should be purchased, retained or sold by the Company, and would implement those decisions, all subject to the provisions of the Company's Certificate of Incorporation and By-laws, the 1940 Act, the applicable rules and regulations of the SEC, and other applicable federal and state law, as well as the investment objective, policies and limitations of the Company. In no instance would portfolio securities be purchased from or sold to the Investment Adviser, WAGM or any affiliated person thereof except in accordance with the rules, regulations or orders promulgated by the SEC pursuant to the 1940 Act. WAGM would also provide advice and recommendations with respect to other aspects of the business and affairs of the Company, and would perform such other functions of management and supervision as may be requested by the Company and agreed to by WAGM. WAGM services under the Sub-Advisory Agreement would not be exclusive, and WAGM may render similar services to others.

     Under the Sub-Advisory Agreement, the Investment Adviser would pay WAGM a fee based on the prorata assets of the Company managed by WAGM during the month. Prorata assets would be calculated by taking an average of the assets managed by WAGM at the beginning and ending of each month and determining their percentage of the total portfolio assets. This percentage would then be applied to the fees earned by the Investment Adviser. Providing for such compensation should not have any material impact on the net asset value per share or expense ratio of the Company because the Investment Adviser would otherwise be paid such advisory fees. For example, the Investment Adviser was paid an average of $62,000 per month in 1997. The Company's portfolio in 1997 did not include any non-dollar securities. Based on average monthly payments in 1997, if the non-dollar securities in the Company's portfolio consist of three percent of the Company's total portfolio assets, the Investment Adviser would receive $60,140 per month on average and pay WAGM $1,860 per month on average.

     During the term of the Sub-Advisory Agreement, WAGM would pay all expenses incurred by it in connection with its services under the Sub-Advisory Agreement. WAGM would not be responsible, except to the extent of the reasonable compensation of employees of the Company whose services may be used by WAGM, for any of the following expenses of the Company, which expenses would be borne by the Company: organizational expenses, legal expenses, interest, taxes, governmental fees, fees and other expenses incurred in connection with membership in investment company organizations, the cost (including brokerage commissions or charges, if any) of securities purchased or sold by the Company and any losses incurred in connection therewith, distribution fees, fee of custodians, subcustodians, transfer agents, registrars or other agents for all services to the Company, expenses relating to the redemption or repurchase of the Company's shares, expenses of registering and qualifying Company shares for sale under applicable federal and state law and maintaining such registrations and qualifications, expenses of preparing, printing and distributing prospectuses, proxy statements, reports, notices, stock certificates and dividends to Company stockholders, costs of stockholders' and other meetings of the Company, compensation of officers and directors who are not affiliated persons of the Investment Adviser or WAGM, fees of independent auditors, traveling expenses of directors of the Company, expenses for fidelity bonds and other insurance covering the Company, its officers and directors, and costs of indemnification. No director, officer or employee of the Company will receive from the Company any salary or other compensation as such director, officer or employee while he is at the same time a director, officer or employee of the Investment Adviser, WAGM or any affiliated company of the Investment Adviser or WAGM.

     The Sub-Advisory Agreement provides that WAGM would not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with WAGM's performance under the terms of the Sub-Advisory Agreement, except for a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful malfeasance, bad faith or gross negligence on WAGM's part in the performance of its duties or from reckless disregard by WAGM of its obligations or duties under the Sub-Advisory Agreement.

     The Sub-Advisory Agreement will become effective on the date it is approved by the stockholders of the Company and, unless sooner terminated, would continue in effect for two years from such date. Thereafter, if not terminated, the Sub-Advisory Agreement would continue in effect from year to year, so long as such continuances are specifically approved at least annually (i) by the Company's Board of Directors or (ii) by a vote of a majority of the outstanding voting securities of the Company, provided that in either event the continuance would also be approved by a majority of the Company's directors who are not "Interested Persons" of the Investment Adviser or WAGM, by vote cast in person at a meeting called for the purpose of voting on such approval. The Sub-Advisory Agreement also provides for its automatic termination in the event of its assignment or the termination of the Investment Advisory Agreement between the Company and the Investment Adviser. In addition, the Sub-Advisory Agreement would be terminable at any time, without penalty, by the Board of Directors of the Company or by the vote of a majority of the outstanding voting securities of the Company on 60 days' written notice to the Sub-Adviser or by the Sub-Adviser on 60 days' written notice to the Investment Adviser and will be terminated upon the mutual written consent of WAGM and the Investment Adviser.

DIRECTORS' CONSIDERATIONS

     The Board of Directors believes that the terms of the Sub-Advisory Agreement are fair to and in the best interest of the Company and its stockholders. The Board of Directors, including all of the non-interested Directors, recommends approval by the stockholders of the Sub-Advisory Agreement. In determining to recommend that the stockholders approve the Sub-Advisory Agreement, the Board of Directors took into account that, except for the replacement of the Sub-Adviser for the Investment Adviser for the purchase of non-dollar securities and the dates of execution, effectiveness and termination, there are no material differences between the Advisory Agreement and the Sub-Advisory Agreement. The Board of Directors also considered that the terms of the Sub-Advisory Agreement do not contemplate a change in the investment objective or policies of the Company, the stockholder services or other business activities of the Company. The Board also considered the skills and capabilities of the Sub-Adviser. The Board of Directors considered the financial resources of the Sub-Adviser and the reputation, expertise and resources of the Sub-Adviser in international financial markets.

     On the basis of their review of the information and factors discussed above, the Directors, including a majority of the Directors who are not "interested persons", have concluded that it is in the best interests of Company and its stockholders to approve the Sub-Advisory Agreement, thereby enabling the Company to receive investment Sub-Advisory services from the Sub-Adviser. Therefore, the Board of Directors is recommending that stockholders of the Company approve the selection of WAGM to serve as the investment Sub-Adviser to the Company and approve the Sub-Advisory Agreement.

REQUIRED VOTE

     The affirmative vote of a majority of the outstanding shares of beneficial interest of the Company is required to approve the Sub-Advisory Agreement. In the event that stockholders of the Company do not approve the Sub-Advisory Agreement, the Investment Adviser would continue to purchase non-dollar securities for the Company pursuant to the terms of the Advisory Agreement.

INFORMATION REGARDING WAGM

     WAGM is a wholly-owned subsidiary of Legg Mason Holdings Limited, which is a wholly-owned subsidiary of Legg Mason, Inc., the parent company of the Company's Investment Adviser.

     The Directors and principal executive officers of the Sub-Adviser and their principal occupations are listed below. All of the foregoing persons are members of the Board of Directors of WAGM.

          NAME              AGE                    PRINCIPAL OCCUPATION
------------------------    ---     ---------------------------------------------------
Andrew J. Bowden            36      Vice President of Legg Mason Wood Walker, Inc., a
                                    subsidiary of Legg Mason, Inc.
Edmund J. Cashman Jr.       61      Senior Executive Vice President & Director of Legg
                                    Mason Wood Walker, Inc., a subsidiary of Legg
                                    Mason, Inc.
James W. Hirschmann III     37      Managing Director of WAGM and Director of Marketing
                                    of Western Asset Management Company
W. Curtis Livingston        54      Chairman of WAGM and Western Asset Management
                                    Company
Thomas P. Mulroy            36      Senior Vice President -- Institutional Equity Sales
                                    of Legg Mason Wood Walker, Inc., a subsidiary of
                                    Legg Mason, Inc.
Trevor K. Owers             50      Director, International Investment Support of WAGM
Laura M. Panayotou          47      Director, International Administration/Compliance
                                    of WAGM
Philip E. Sachs             52      President of Legg Mason Capital Management, Inc., a
                                    subsidiary of Legg Mason, Inc.
Timothy C. Scheve           39      Treasurer & Senior Vice President of Legg Mason
                                    Wood Walker, Inc., a subsidiary of Legg Mason, Inc.
Edward A. Taber III         54      Senior Vice President & Head of Investment
                                    Management of Legg Mason, Inc. and Director &
                                    Senior Executive Vice President of Legg Mason Wood
                                    Walker, Inc., a subsidiary of Legg Mason, Inc.
Michael B. Zelouf           35      Director, International Investment Management of
                                    WAGM

     None of the officers or directors of the Company is an officer, employee, director, or stockholder of the Sub-Adviser, except Mr. Livingston who is President of the Company.

     The Sub-Adviser acts as an sub-investment adviser to Legg Mason Global Government Trust, a subsidiary of Legg Mason, Inc., the parent of the Company's Investment Adviser and another investment company with similar investment objectives.

                                   PROPOSAL 4

                   RATIFICATION OR REJECTION OF SELECTION OF
                            INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Price Waterhouse LLP as independent accountants for the Company for the fiscal year ending December 31, 1998 and recommends that the stockholders ratify such selection. Ratification by the stockholders of such selection is required if such accountants are to sign or certify financial statements filed with the SEC. The Board of Directors recommends that the stockholders vote in favor of ratification of Price Waterhouse LLP as independent accountants for the Company. The employment of such accountants is conditioned upon the right of the Company, by vote of a majority of its outstanding voting securities, to terminate such employment without any penalty. Price Waterhouse LLP does not have any direct or material indirect financial interest in the Company. A representative of Price Waterhouse LLP will be present at the Annual Meeting and will be given the opportunity to make a statement and will be available to respond to appropriate questions.

     Audit services provided by Price Waterhouse LLP during 1997 consisted primarily of an examination of the Company's financial statements and reviews of filings by the Company with the SEC. Non-audit services performed by Price Waterhouse LLP for the Company in 1997 consisted of its review of the Company's tax returns.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Proposals that stockholders wish to present to the 1999 Annual Meeting and to be included in the Company's proxy materials relating to such meeting must be delivered to the Secretary of the Company not less than 120 days prior to March 1, 1999.

                         ANNUAL REPORT TO STOCKHOLDERS

     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997, containing financial and other information pertaining to the Company, is enclosed with this Proxy Statement. The Annual Report to stockholders does not constitute a part of this Proxy Statement. The Company will furnish without charge to each person whose Proxy is being solicited, upon request of such person, a copy of the Annual

Report to Stockholders. Requests for copies of the Annual Report to Stockholders should be directed to Pacific American Income Shares, Inc., Attention: Investor Relations, 117 E. Colorado Boulevard, Pasadena, California 91105, (626) 449-0309.

                                 OTHER BUSINESS

     Management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any such other matters are properly presented, it is the intention of the persons designated in the enclosed Proxy to vote in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Donna E. Barnes, Secretary

March 2, 1998

                                   APPENDIX A

                    FORM OF INVESTMENT SUBADVISORY AGREEMENT
                      PACIFIC AMERICAN INCOME SHARES, INC.

     Agreement made this             , 1998, by and between WESTERN ASSET
MANAGEMENT COMPANY ("Western Asset"), a California corporation, and WESTERN ASSET GLOBAL MANAGEMENT LIMITED ("WAGM"), a corporation registered as an investment adviser under the Investment Advisers Act of 1940.

     WHEREAS, Pacific American Income Shares, Inc. ("Fund") is a closed-end diversified, management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, Western Asset has entered into an agreement with the Fund to provide investment advisory services with respect to the Fund; and

     WHEREAS, Western Asset wishes to retain WAGM to provide to the Fund certain investment advisory services; and

     WHEREAS, WAGM is willing to finish such services on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1. Appointment. Western Asset hereby appoints WAGM as investment subadviser for the Fund for the period and on the terms set forth in this Agreement. WAGM accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

          2. Delivery of Documents. Western Asset has furnished WAGM with copies properly certified or authenticated of each of the following:

             (a) The Fund's Certificate of Incorporation, as filed with Delaware and all amendments thereto (such Certificate of Incorporation, as presently in effect and as they shall from time to time be amended, are herein called the "Certificate");

             (b) The Fund's By-laws and all amendments thereto (such By-laws, as presently in effect and as they shall from time to time be amended, are herein called the "By-laws");

             (c) Resolutions of the Fund's Board of Directors authorizing the appointment of WAGM as investment subadviser and approving this Agreement;

             (d) The Fund's notification of Registration on Form N-SAR under the 1940 Act as filed with the Securities and Exchange Commission on and all amendments thereto;

             (e) The Fund's Registration Statement on Form N-2 under the Securities Act of 1933, as amended, and the 1940 Act (File No. 811-02351) as filed with the Securities and Exchange Commission on April 30, 1992, including all exhibits thereto, relating to shares of the Fund's common stock of par value $0.001 per share (herein called "Shares") and all amendments thereto; and

             (f) The most recent prospectus for the Fund (such document and all amendments and supplements thereto are herein called the "Prospectus").

     Western Asset will furnish WAGM from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing.

          3. Investment Advisory Services. Subject to the supervision of the Fund's Board of Directors, WAGM shall regularly provide the Fund with investment research, advice, management and supervision and shall furnish a continuous investment program for the Fund's portfolio of non-dollar securities consistent with the Fund's investment objectives and policies. WAGM shall determine from time to time what non-dollar securities shall be purchased, retained or sold by the Fund, and shall implement those decisions, all subject to the provisions of the Fund's Certificate and By-laws, the 1940 Act, the applicable rules and regulations of the Securities and Exchange Commission, and other applicable federal and state law, as well as the investment objective, policies and limitations of the Fund. WAGM will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, WAGM will attempt to obtain the best net price and the most favorable execution of its orders; however, WAGM may, in its discretion, purchase and sell Fund securities from and to brokers and dealers who provide the Fund with research, analysis, advice and similar services, and WAGM may pay to these brokers, in return for research and analysis, a higher commission than may be charged by other brokers. In no instance will portfolio securities be purchased from or sold to Western Asset, WAGM or any affiliated person thereof except in accordance with the rules, regulations or orders promulgated by the Securities and Exchange commission pursuant to the 1940 Act. WAGM shall also provide advice and recommendations with respect to other aspects of the business and affairs of the Fund, and shall perform such other functions of management and supervision as may be requested by the Fund and agreed to by WAGM.

        4. General.

             (a) WAGM shall furnish the Fund with office facilities, including space, furniture and equipment and all personnel reasonably necessary for the operation of the Fund.

             (b) WAGM shall authorize and permit any of its directors, officers and employees, who may be elected as directors or officers of the Fund, to serve in the capacities in which they are elected, and shall bear their salary or other compensation and expenses, if any.

             (c) In the performance of its duties under this Agreement, WAGM will comply with the provisions of the Certificate and By-laws of the Fund and the stated investment objectives, policies and restrictions, and will use its best effort to safeguard and promote the welfare of the Fund, and to comply with other policies which the board may from time to time determine.

          5. Services Not Exclusive. WAGM services hereunder are not deemed to be exclusive, and WAGM shall be free to render similar services to others. It is understood that persons employed by WAGM to assist in the performance of its duties hereunder might not devote their full time to such service. Nothing herein shall be deemed to limit or restrict the right of WAGM or any affiliate of WAGM to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

          6. Expenses. During the term of the Agreement, WAGM will pay all expenses incurred by it in connection with its services under this Agreement. Other than as herein specifically indicated, WAGM shall not be responsible for the Fund's expenses. Specifically, WAGM will not be responsible, except to the extent of the reasonable compensation of employees of the Fund whose services may be used by WAGM hereunder, for any of the following expenses of the Fund, which expenses shall be borne by the
     Fund: organizational expenses; legal expenses; interest; taxes; governmental fees; fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; the cost (including brokerage commissions or charges, if any) of securities purchased or sold by the Fund and any losses incurred in connection therewith; distribution fees, if any; fee of custodians, subcustodians, transfer agents, registrars or other agents for all services to the Fund; expenses relating to the redemption or repurchase of the Fund's shares; expenses of registering and qualifying Fund shares for sale under applicable federal and state law and maintaining such registrations and qualifications; expenses of preparing, setting in print, printing and distributing prospectuses, proxy statements, reports, notices, stock certificates and dividends to Fund stockholders; costs of stationery; costs of stockholders' and other meetings of the Fund; compensation of officers and directors who are not affiliated persons of Western Asset or WAGM fees and expenses of independent auditors; traveling expenses of directors of the Fund, if any; expenses for fidelity bonds and other insurance covering the Fund and its officers and directors; costs of indemnification; and any extraordinary expenses.

        7. Compensation.

             (a) For the services which WAGM will render under this Agreement, Western Asset will pay WAGM a fee based on the prorata assets of the Fund managed by WAGM during the month. Prorata assets will be calculated by taking an average of the assets managed by WAGM at the beginning and ending of each month and determining their percentage of the total portfolio assets. This percentage will then be applied to the fees earned by Western Asset. In the event that WAGM's right to such fee commences on a date other than the first day of the month or terminates prior to the end of the month, the fee will be weighted for the number of days in the month such assets were managed. If this Agreement is terminated as of any date not the last day of a calendar month, a final fee shall be paid promptly after the date of termination.

             (b) No director, officer or employee of the Fund shall receive from the Fund any salary or other compensation as such director, officer or employee while he is at the same time a director, officer or employee of Western Asset, WAGM or any affiliated company of Western Asset or WAGM.

          8. Limitation of Liability. WAGM will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement.

          9. Definitions. As used in this Agreement, the terms "assignment", "interested person", and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

          10. Duration and Termination. This Agreement will become effective on the date first written above, provided that it shall have been approved by the Fund's Board of directors and by the stockholders of the Fund in accordance with the requirements of the 1940 Act and, unless sooner terminated as provided herein, will continue in effect for two years from the above written date. Thereafter, if not terminated, this Agreement shall continue in effect for successive annual periods ending on the same date of each year, provided that such continuance is specifically approved at least annually (i) by the Fund's Board of Directors or (ii) by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, provided that in either event the continuance is also approved by a majority of the Fund's directors who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This

     Agreement is terminable without penalty by the Fund's Board of Directors, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by Western Asset or WAGM, on not less than 60 days' notice to the other party, and will be terminated upon the mutual written consent of WAGM and Western Asset. This Agreement will also automatically and immediately terminate in the event of its assignment, or in the event that the Investment Advisory Agreement between the Fund and Western Asset, with respect to the Fund, is terminated.

          11. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

          12. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and no material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Fund.

          13. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors, to the extent permitted by law, and shall be governed by Delaware law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

[SEAL]                                           WESTERN ASSET GLOBAL MANAGEMENT LIMITED
Attest:                                          By:
By:                                              --------------------------------------------
--------------------------------------------
[SEAL]                                           WESTERN ASSET MANAGEMENT COMPANY
Attest:
                                                 By:
By:                                              --------------------------------------------
--------------------------------------------

                      PACIFIC AMERICAN INCOME SHARES, INC.

                ANNUAL MEETING OF STOCKHOLDERS - APRIL 17, 1998

                       THIS PROXY IS SOLICITED ON BEHALF

       OF THE BOARD OF DIRECTORS OF PACIFIC AMERICAN INCOME SHARES, INC.

The undersigned, revoking all prior proxies, hereby appoints W. Curtis Livingston III, Donna E. Barnes and Scott F. Grannis and each of them, attorneys and proxies of the undersigned, each with full power of substitution, to attend the Annual Meeting of the Stockholders of Pacific American Income Shares, Inc., a Delaware corporation (the "Company"), to be held in the Board Room of Western Asset Management Company, 117 E. Colorado Boulevard, Pasadena, California, on April 17, 1998, at 9:00 a.m., California time, and at any adjournments thereof, and thereat to vote as indicated all shares of the Common Stock of the Company which the undersigned would be entitled to vote if personally present with respect to the matters listed on the reverse, which are more fully described in the Proxy Statement of the Company dated March 2, 1998, receipt of which is acknowledged by the undersigned.

             PLEASE VOTE, DATE, SIGN ON REVERSE AND RETURN PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

    Please sign this Proxy exactly as your name(s) appear(s) on the reverse side. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign.
             If a corporation, this signature should be that of an
             authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

---------------------------------       ----------------------------------
---------------------------------       ----------------------------------
---------------------------------       ----------------------------------

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                           -------------------------

                                PACIFIC AMERICAN
                              INCOME SHARES, INC.

                           -------------------------

                               RECORD DATE SHARES:



Please be sure to sign and date this Proxy.       _______
                                                   Date

---------------------------------------------------------


---------------------------------------------------------
     Stockholder sign here                 Co-owner sign

DETACH CARD


1.   Election of Directors
                                                     With-    For all
                                              For    hold     Except

     Ronald J. Arnault, Jr., John E. Bryson,  [ ]     [ ]       [ ]
     Anita L. DeFrantz, Dr. Richard C. Gilman,
     William G. McGagh, Ronald L. Olson,
     William E.B. Siart, and Louis A. Simpson

     Instruction: To withhold authority to vote for any individual nominee(s), mark the "For All Except" box and strike a line through the nominee's name in the list above.

                                              For   Against   Abstain
2.   Approval of an amendment to the
     Company's Certificate of Incorporation   [ ]     [ ]       [ ]
     to increase the number of authorized
     shares of Common Stock.

                                              For   Against   Abstain
3.   Approval of a new investment
     Sub-Advisory agreement between           [ ]     [ ]       [ ]
     Western Asset Management Company and
     Western Asset Global Management
     Limited.

                                              For   Against   Abstain
4.   The ratification of the selection of
     Price Waterhouse LLP as independent      [ ]     [ ]       [ ]
     accountants for the Company for
     the year ending December 31, 1998.

     With discretionary power upon such other matters as they may properly come before the meeting of any adjournment thereof.

     THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES OF THE BOARD OF DIRECTORS, FOR APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, FOR APPROVAL OF A NEW INVESTMENT SUB-ADVISORY AGREEMENT BETWEEN WESTERN ASSET MANAGEMENT COMPANY AND WESTERN ASSET GLOBAL MANAGEMENT LIMITED AND FOR THE RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY.

     Mark box at right if an address change or comment has
     been noted on the reverse side of this card.               [ ]

                                                         DETACH CARD


                      PACIFIC AMERICAN INCOME SHARES, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. Your vote must be received prior to the Annual Meeting of Stockholders, April 17, 1998.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Pacific American Income Shares, Inc.


                                       2